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                                                                      EXHIBIT A


                    ELLISBURG-LEIDY NORTHEAST HUB COMPANY
                                  BALANCE SHEET
                                   (UNAUDITED)


                                                           At June 30, 1998
                                                           ----------------

CURRENT ASSETS
  Cash                                                          $239,085

 PROPERTY & EQUIPMENT                                             28,812
                                                                --------
  TOTAL ASSETS                                                  $267,897
                                                                ========

EQUITY
  Contributed Capital - Hub Services, Inc.                       136,334
  Contributed Capital - Leidy Hub, Inc.                          131,563
                                                                 -------
  TOTAL EQUITY                                                  $267,897
                                                                ========